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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.


                                  FORM 8-K


                               CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                                May 21, 2003
              ------------------------------------------------
              Date of Report (Date of earliest event reported)



                    Emergency Filtration Products, Inc.
           ------------------------------------------------------
           (Exact name of registrant as specified in its charter)



   Nevada                       000-27421          87-0561647
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(State or other jurisdiction   (Commission     (IRS Employer
    of incorporation)          File Number)     Identification No.)



175 Cassia Way, Suite A115, Henderson, Nevada                89014
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(Address of principal executive offices)                   (Zip Code)



                              (702) 558-5164
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            Registrant's telephone number, including area code




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ITEM 1 Changes in Control of Registrant
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N/A

ITEM 2 Acquisition or Disposition of Assets
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N/A

ITEM 3 Bankruptcy or Receivership
---------------------------------
N/A

ITEM 4. Changes in Registrant's Certifying Accountant
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On May 21, 2003 PricewaterhouseCoopers, LLP ("PWC") resigned as the independent accountants for the Company. PWC's reports on the financial statements of the Company for the years ended December 31, 2002 and 2001 did not contain an adverse opinion or a disclaimer of opinion nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles, except that their reports for the past two years included an explanatory paragraph regarding substantial doubt about the Company's ability to continue as a going concern. The Company's Board of Directors accepted the resignation of PWC.

During the Company's two most recent fiscal years and through May 21, 2003 there were no disagreements with PWC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PWC would have caused PWC to make reference to the subject matter of such disagreements in connection with their reports. During the two most recent fiscal years and through May 21, 2003, there have been no reportable events (as defined in Item 304 (a)(1)(v) of Regulation S-K).

The Company has requested that PWC furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not PWC agrees with the above statements. A copy of such letter dated May 28, 2003 is attached as an exhibit to this Report on Form 8-K.

The Company is currently interviewing other auditors and expects to announce the hiring of its new independent auditor shortly.

ITEM 5 Other Events
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N/A

ITEM 6 Resignation of Registrant's Directors
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N/A

ITEM 7. Financial Statements and Exhibits

Exhibit No.       Description
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16.1              Consent Letter from PricewaterhouseCoopers, LLP

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SIGNATURES
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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: May 28, 2003

Emergency Filtration Products, Inc.

By:  /S/ Douglas K. Beplate
         Douglas K. Beplate, Chief Executive Officer